As filed with the Securities and Exchange Commission on May 27, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WINTRUST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Illinois	36-3873352
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
(Address, including zip code, of principal executive offices)
Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)
Kathleen M. Boege
Executive Vice President, General Counsel, and Corporate Secretary
9700 West Higgins Road, Suite 800
Rosemont, Illinois 60018
(847) 939-9000
(Name, address, and telephone number, including area code, of agent for service)
Copies to:
Pran Jha
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	200,000 shares (1)	$77.35 (2)	$15,470,000 (2)	$1,687.78 (2)
(1)Reflects shares of common stock, no par value per share (the “Common Stock”), of Wintrust Financial Corporation, an Illinois corporation (the “Registrant”), being registered hereunder that may be issued pursuant to the Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan (the “Plan”). In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $77.35 per share represents the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Select Market on May 20, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Wintrust Financial Corporation, an Illinois corporation (the “Registrant”), relating to 200,000 shares of its common stock, no par value per share, issuable to eligible employees under the Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan (the “Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2012 and June 29, 2018 Registration Statements on Form S-8 (Registration No. 333-183234 and Registration No. 333-226000) (the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 26, 2021;
(b)    the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 7, 2021;
(c)    the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 20, 2021 and April 12, 2021; and
(d)    the description of the Registrant’s common stock, no par value per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed on January 3, 1997 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The legality of the securities being registered hereby has been passed on by Kathleen M. Boege, Esq., the Registrant’s Executive Vice President, General Counsel, and Corporate Secretary. Ms. Boege will be eligible to participate in the Plan. Ms. Boege beneficially owns or has rights to acquire an aggregate of less than 1.0% of the Common Stock.

Item 8 Exhibits.

Exhibit No.	Description
4.1*
Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2021)

5.1**	Opinion of Kathleen M. Boege, Esq.
23.1**	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Kathleen M. Boege, Esq. (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in signature page to this Registration Statement)
* Previously filed with the Commission and incorporated herein by reference.
** Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on May 27, 2021.

WINTRUST FINANCIAL CORPORATION

By:	/s/Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel, and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints each of David A. Dykstra and Kathleen M. Boege, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/H. Patrick Hackett, Jr.	Chairman of the Board of Directors	May 27, 2021
H. Patrick Hackett, Jr.

/s/Edward J. Wehmer	Founder, Chief Executive Officer and Director	May 27, 2021
Edward J. Wehmer	(Principal Executive Officer)

/s/David L. Stoehr	Executive Vice President and Chief Financial Officer	May 27, 2021
David L. Stoehr	(Principal Financial and Accounting Officer)

/s/Peter D. Crist	Director	May 27, 2021
Peter D. Crist

/s/Bruce K. Crowther	Director	May 27, 2021
Bruce K. Crowther

/s/William J. Doyle	Director	May 27, 2021
William J. Doyle

/s/Marla F. Glabe	Director	May 27, 2021
Marla F. Glabe

/s/Scott K. Heitmann	Director	May 27, 2021
Scott K. Heitmann

/s/Deborah L. Hall Lefevre	Director	May 27, 2021
Deborah L. Hall Lefevre

/s/Suzet M. McKinney DrPH, MPH	Director	May 27, 2021
Suzet M. McKinney DrPH, MPH

/s/Gary D. “Joe” Sweeney	Director	May 27, 2021
Gary D. “Joe” Sweeney

/s/Karin Gustafson Teglia	Director	May 27, 2021
Karin Gustafson Teglia

/s/Alex E. Washington, III	Director	May 27, 2021
Alex E. Washington, III